INVESTORS
--------------------------------------------------------------------------------
BANK & TRUST

Cecilia Gondor
Herzfeld Advisors
10491 SW 97th Avenue
Miami, FL 33176

      Re: The Custodian Contract (as amended, the "Custodian Contract") between Investors Bank & Trust Company ("CuIstodian) and The Herzfeld Caribbean Basin Fund, Inc. (the Client")

Dear Cecilia:

      As you know, Rule 17f-4 under the Investment Company Act of 1940 ("Rule 17f-4") has been amended, and such amendments will become effective on March 28, 2003. In order for you to be in compliance with amended Rule 17f-4, we agree to the terms and conditions below effective March 28, 2003.

      In addition to any other duties of the Custodian set forth in the Custodian Contract, the Custodian agrees that, in connection with placing and maintaining financial assets, corresponding to the Trust's security entitlements, with a securities depository or intermediary custodian:

      1. The Custodian will, at a minimum, exercise due care in accordance with reasonable commercial standards in discharging its duty as a securities intermediary to obtain and thereafter maintain such financial assets;

      2. The Custodian shall provide, promptly upon request by the Client, such reports as are generally made available to its clients concerning the internal accounting controls and financial strength of the Custodian; and

      3. The Custodian shall use its best efforts to require any intermediary custodian at a minimum to exercise due care in accordance with reasonable commercial standards in discharging its duty as a securities intermediary to obtain and thereafter maintain financial assets corresponding to the security entitlements of its entitlement holders.

      Except as set forth in the preceding paragraphs, the terms and provisions of the Custodian Contract shall remain in full force and effect. Please note that this letter shall be governed by and construed in accordance with the laws of the same jurisdiction named in the Custodian Contract, if any. Terms not defined herein have the meanings set forth in Rule l7f-4.

                                        Very truly yours,

                                        INVESTORS BANK & TRUST COMPANY

                                        By: /s/ Andrew M. Nesvet
                                            -----------------------------------
                                            Name: Andrew M. Nesvet
                                            Title: Managing Director

     200 Clarendon Street, Boston, Massachusetts 02116-5021. (617) 937-6700.
                                  www.ibtco.com

                               CUSTODIAN AGREEMENT

                                     Between

                     THE HERZFELD CARIBBEAN BASIN FUND, INC.

                                       and

                         INVESTORS BANK & TRUST COMPANY

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----
1.    Bank Appointed Custodian 1

2.    Definitions                                                              1

            2.1  Authorized Person                                             1
            2.2   Security                                                     1
            2.3  Portfolio Security                                            1
            2.4  Officers' Certificate                                         1
            2.5  Book-Entry System                                             2
            2.6  Depository                                                    2
            2.7  Proper Instructions                                           2
            2.8  Foreign Securities                                            2
            2.9  Eligible Foreign Custodian                                    2

3.    Separate Accounts                                                        2

4.    Certification as to Authorized Persons                                   2

5.    Custody of Cash                                                          3

            5.1  Purchase of Securities                                        3
            5.2  Distributions and Expenses of Fund                            3
            5.3  Payment in Respect of Securities                              3
            5.4  Repayment of Loans                                            3
            5.5  Repayment of Cash                                             3
            5.6  Foreign Exchange Transactions                                 3
            5.7  Other Authorized Payments                                     4
            5.8  Termination                                                   4

6.    Securities                                                               4

            6.1  Segregation and Registration                                  4
            6.2  Voting and Proxies                                            4
            6.3  Book-Entry System                                             5
            6.4  Use of a Depository                                           6
            6.5  Use of a Book-Entry System for Commercial Paper               7
            6.6  Use of Immobilization Programs                                8
            6.7  Eurodollar CDs                                                8

                                                                            Page
                                                                            ----
            6.8  Options and Future Transactions
                     (a) Puts and Calls Traded on Securities Exchanges,
                        NASDAQ or Over-the-Counter                             8
                     (b) Puts, Calls and Futures Traded on Commodities
                        Exchanges                                              9
            6.9  Segregated Account                                            9
            6.10 Interest Bearing Call or Time Deposits                       11
            6.11 Transfer of Securities                                       11

7.    Merger, Dissolution, etc. of Fund                                       13

8.    Actions of Bank Without Prior Authorization                             13

9.    Collection, Defaults                                                    14

10.   Maintenance of Records; Accounting Services                             14

11.   Fund Evaluation                                                         14

12.   Concerning the Bank                                                     15

            12.1 Performance of Duties; Standard of Care                      15
            12.2 Agents and Subcustodians                                     16
            12.3 Insurance                                                    16
            12.4 Fees and Expenses of Bank                                    17
            12.5 Advances by Bank                                             17

13.   Termination                                                             17

14.   Notices                                                                 18

15.   Amendments                                                              18

16.   Parties                                                                 19

17.   Governing Law                                                           19

18.   Use of Name                                                             19

                               CUSTODIAN AGREEMENT

      AGREEMENT made as of this 30th day of December, 1993 between THE HERZFELD CARIBBEAN BASIN FUND, INC. a Maryland corporation (the "Fund") and INVESTORS BANK & TRUST COMPANY (the "Bank").

      The Fund, a closed-end management investment company, desires to place and maintain all of its portfolio securities and cash in the custody of the Bank. The Bank has at least the minimum qualifications required by Section 17(f)(l) of the Investment Company Act of 1940 (the "Act") to act as custodian of the portfolio securities and cash of the Fund, and has indicated its willingness to so act, subject to the terms and conditions this Agreement.

      NOW, THEREFORE, in consideration of the premises and of the mutual agreements contained herein, the parties hereto agree as follows:

      1. Bank Appointed Custodian. The Fund hereby appoints the Bank as custodian of its portfolio securities and cash delivered to the Bank as hereinafter described and the Bank agrees to act as such upon the terms and conditions hereinafter set forth.

      2. Definitions. Whenever used herein, the terms listed below will have the following meaning:

            2.1. Authorized Person. Authorized Person will mean any of the persons duly authorized to give Proper Instructions or otherwise act on behalf of the Fund by appropriate resolution of its Board of Directors (the `Board"), and set forth in a certificate as required by Section 4 hereof.

            2.2. Security. The term security as used herein will have the same meaning as when such term is used in the Securities Act of 1933 as amended, including, without limitation, any note, stock, treasury stock, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit sharing agreement, collateral-trust certificate, preorganization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option, or privilege on any security, certificate of deposit, or group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option, or privilege entered into on a national securities exchange relating to a foreign currency, or, in general, any interest or instrument commonly known as a "security", or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to, or option contract to purchase or sell any of the foregoing and futures, forward contracts and options thereon.

            2.3. Portfolio Security. Portfolio Security will mean any Security owned by the Fund.

            2.4. Officers' Certificate. Officers' Certificate will mean, unless otherwise indicated, any request, direction, instruction, or certification in writing signed by any two Authorized Persons of the Fund.

            2.5. Book-Entry System. Book-Entry System shall mean the Federal Reserve-Treasury Department Book Entry System for United States government, instrumentality and agency securities operated by the Federal Reserve Bank, its successor or successors and its nominee or nominees.

            2.6. Depository. Depository shall mean any clearing agency registered with the Securities and Exchange Commission under Section 17A of the Securities Exchange Act of 1934 which acts as a securities depository, and its nominee or nominees.

            2.7. Proper Instructions. Proper Instructions shall mean (i) instructions regarding the purchase or sale of Portfolio Securities, and payments and deliveries in connection therewith, given by an Authorized Person, such instructions to be given in such form and manner as the Bank and the Fund shall agree upon from time to time, and (ii) instructions (which may be continuing instructions) regarding other matters signed or initialed by such one or more Authorized Persons. Oral instructions will be considered Proper Instructions if the Bank reasonably believes them to have been given by a person authorized to give such instructions with respect to the transaction involved. The Fund shall cause all oral instructions to be promptly confirmed in writing. The Bank shall act upon and comply with any subsequent Proper Instruction which modifies a prior instruction and the sole obligation of the Bank with respect to any follow-up or confirmatory instruction shall be to make reasonable efforts to detect any discrepancy between the original instruction and such confirmation and to report such discrepancy to the Fund. The Fund shall be responsible, at the Fund's expense, for taking any action, including any reprocessing, necessary to correct any such discrepancy or error, and to the extent such action requires the Bank to act the Fund shall give the Bank specific Proper Instructions as to the action required. Upon receipt of an Officers' Certificate as to the authorization by the Board accompanied by a detailed description of procedures approved by the Fund, Proper Instructions may include communication effected directly between electro-mechanical or electronic devices provided that the Board and the Bank are satisfied that such procedures afford adequate safeguards for the Fund's assets.

            2.8. Foreign Securities. Foreign Securities shall have the meaning ascribed to the term in Rule 17f-5 of the Act.

            2.9. Eligible Foreign Custodian. Eligible Foreign Custodian shall have the meaning ascribed to the term in Rule 17f-5 of the Act.

      3. Separate Accounts. If the Fund has more than one series or portfolio, the Bank will segregate the assets of each series or portfolio to which this Agreement relates into a separate account for each such series or portfolio containing the assets of such series or portfolio (and all investment earnings thereon).

      4. Certification as to Authorized Person. The Secretary or Assistant Secretary of the Fund will at all times maintain on file with the Bank his certification to the Bank, in such form as may be acceptable to the Bank, of (i) the names and signatures of the Authorized Persons and (ii) the names of the members of the Board, it being understood that upon the occurrence of any change in the information set forth in the most recent certification on file (including without limitation any person named in the most recent certification who is no longer an Authorized Person as designated therein), the Secretary or Assistant Secretary of the Fund will sign a new or amended certification setting forth the change and the new, additional or omitted names or signatures. The Bank will be entitled to rely and act upon any Officers' Certificate or Proper Instructions given to it by Authorized Persons named in the most recent certification.

      5. Custody of Cash. As custodian for the Fund, the Bank will open and maintain a separate account or accounts in the name of the Fund or in the name of the Bank, as Custodian of the Fund, and will deposit to the account of the Fund all of the cash of the Fund, except for cash held by a subcustodian appointed pursuant to Section 12.2 hereof, including borrowed funds, delivered to the Bank, subject only to draft or order by the Bank acting pursuant to the terms of this Agreement. Upon receipt by the Bank of Proper Instructions (which may be continuing instructions) requesting such payment, designating the payee or the account or accounts to which the Bank will release funds for deposit, and stating that it is for a purpose permitted under the terms of this Section 5, specifying the applicable subsection, or describing such purpose with sufficient particularity to permit the Bank to ascertain the applicable subsection, the Bank will make payments of cash held for the accounts of the Fund, insofar as funds are available for that purpose, only as permitted in subsections 5.1-5.8 below.

            5.1. Purchase of Securities. Upon the purchase of Portfolio Securities for the Fund, against contemporaneous receipt of such Portfolio Securities by the Bank registered in the name of the Fund or in the name of, or properly endorsed and in form for transfer to, the Bank, or a nominee of the Bank, or receipt for the account of the Bank pursuant to the provisions of
Section 6 below, each such payment to be made at the purchase price shown in the Proper Instructions received by the Bank before such payment is made;

            5.2. Distributions and Expenses of Fund. For the payment on the account of the Fund of dividends or other distributions to shareholders as may from time to time be declared by the Board, interest, taxes, management or supervisory fees, fees of the Bank for its services hereunder and reimbursement of the expenses and liabilities of the Bank as provided hereunder, fees of any transfer agent, fees for legal, accounting, and auditing services, or other operating expenses of the Fund;

            5.3. Payment in Respect of Securities. For payments in connection with the conversion, exchange or surrender of Portfolio Securities or Portfolio Securities subscribed to by the Fund held by or to be delivered to the Bank;

            5.4. Repayment of Loans. To repay loans of money made to the Fund, but, in the case of final payment, only upon redelivery to the Bank of any Portfolio Securities pledged or hypothecated therefor and upon surrender of documents evidencing the loan;

            5.5. Repayment of Cash. To repay the cash delivered to the Fund for the purpose of collateralizing the obligation to return to the Fund certificates borrowed from the Fund representing Portfolio Securities, but only upon redelivery to the Bank of such borrowed Portfolio Securities;

            5.6. Foreign Exchange Transactions. For payments in connection with foreign exchange contracts or options to purchase and sell foreign currencies for spot and future delivery which may be entered into by the Bank on behalf of the Fund upon the receipt of Proper Instructions, such Proper Instructions to specify the currency broker or banking institution (which may be the Bank, or any other subcustodian or agent hereunder, acting as principal) with which the contract or option is made, and the Bank shall have no duty with respect to the selection of such currency brokers or banking institutions with which the Fund deals or for their failure to comply with the terms of any contract or option;

            5.7. Other Authorized Payments. For other authorized transactions of the Fund, or other obligations of the Fund incurred for proper Fund purposes; provided that before making any such payment the Bank will also receive a certified copy of a resolution of the Board signed by an Authorized Person (other than the Person certifying such resolution) and certified by its Secretary or Assistant Secretary, naming the person or persons to whom such payment is to be made, and either describing the transaction for which payment is to be made and declaring it to be an authorized transaction of the Fund, or specifying the amount of the obligation for which payment is to be made, setting forth the purpose for which such obligation was incurred and declaring such purpose to be a proper corporate purpose; and

            5.8. Termination. Upon the termination of this Agreement as hereinafter set forth pursuant to Section 7 and Section 13 of this Agreement.

      6. Securities.

            6.1. Segregation and Registration. Except as otherwise provided herein, and except for Portfolio Securities to be delivered to any subcustodian appointed pursuant to Section 12.2 hereof, the Bank as custodian, will receive and hold pursuant to the provisions hereof, in a separate account or accounts and physically segregated at all times from those of other persons, any and all Portfolio Securities which may now or hereafter be delivered to it by or for the account of the Fund. All such Portfolio Securities will be held or disposed of by the Bank for, and subject at all times to, the instructions of the Fund pursuant to the terms of this Agreement. Subject to the specific provisions herein relating to Portfolio Securities that are not physically held by the Bank, the Bank will register all Portfolio Securities (unless otherwise directed by Proper Instructions or an Officers' Certificate), in the name of a registered nominee of the Bank as defined in the Internal Revenue Code and any Regulations of the Treasury Department issued thereunder, and will execute and deliver all such certificates in connection therewith as may be required by such laws or regulations or under the laws of any state. The Bank will use its best efforts to the end that the specific Portfolio Securities held by it hereunder will be at all times identifiable.

         The Fund will from time to time furnish to the Bank appropriate instruments to enable it to hold or deliver in proper form for transfer, or to register in the name of its registered nominee, any Portfolio Securities which may from time to time be registered in the name of the Fund.

            6.2. Voting and Proxies. Neither the Bank nor any nominee of the Bank will vote any of the Portfolio Securities held hereunder, except in accordance with Proper Instructions or an Officers' Certificate. The Bank will execute and deliver, or cause to be executed and delivered, to the Fund all notices, proxies and proxy soliciting materials with respect to such Securities, such proxies to be executed by the registered holder of such Securities (if registered otherwise than in the name of the Fund), but without indicating the manner in which such proxies are to be voted.

            6.3. Book-Entry System. Provided the Bank has received a certified copy of a resolution of the Board specifically approving deposits of Fund assets in the Book-Entry System, and the Bank has not received an Officer's Certificate indicating that the Board has withdrawn its approval:

            (a) The Bank may keep Portfolio Securities in the Book-Entry System provided that such Portfolio Securities are represented in an account ("Account") of the Bank (or its agent) in such System which shall not include any assets of the Bank (or such agent) other than assets held as a fiduciary, custodian, or otherwise for customers.

            (b) The records of the Bank (and any such agent) with respect to the Fund's participation in the Book-Entry System through the Bank (or any such agent) will identify by book entry Portfolio Securities which are included with other securities deposited in the Account and shall at all times during the regular business hours of the Bank (or such agent) be open for inspection by duly authorized officers, employees or agents of the Fund. Where Portfolio Securities are transferred to the Fund's account, the Bank shall also, by book entry or otherwise, identify as belonging to the Fund a quantity of Portfolio Securities in fungible bulk of securities (i) registered in the name of the Bank or its nominee, or
      (ii) shown on the Bank's account on the books of the Federal Reserve Bank.

            (c) The Bank (or its agent) shall pay for Portfolio Securities purchased for the account of the Fund or shall pay cash collateral against the return of Portfolio Securities loaned by the Fund upon (i) receipt of advice from the Book-Entry System that such Securities have been transferred to the Account, and (ii) the making of an entry on the records of the Bank (or its agent) to reflect such payment and transfer for the account of the Fund. The Bank (or its agent) shall transfer Portfolio Securities sold or loaned for the account of the Fund upon

                  (i) receipt of advice from the Book-Entry System that payment for Portfolio Securities sold or payment of the initial cash collateral against the delivery of Portfolio Securities loaned by the Fund has been transferred to the Account, and

                  (ii) the making of an entry on the records of the Bank (or its agent) to reflect such transfer and payment for the account of the Fund. Copies of all advices from the Book-Entry System of transfers of Portfolio Securities for the account of the Fund shall identify the Fund, be maintained for the Fund by the Bank and shall be provided to the Fund at its request. The Bank shall send the Fund a confirmation, as defined by Rule 17f-4 of the Act, of any transfers to or from the account of the Fund.

            (d) The Bank will promptly provide the Fund with any report obtained by the Bank or its agent on the Book-Entry System's accounting system, internal accounting control and procedures for safeguarding Portfolio Securities deposited in the Book-Entry System.

            (e) The Bank shall be liable to the Fund for any loss or damage to the Fund resulting from use of the Book-Entry System by reason of any gross negligence, willful misfeasance or bad faith of the Bank or any of its agents or of any of its or their employees or from any reckless disregard by the Bank or any such agent of its duty to use its best efforts to enforce such rights as it may have against the Book-Entry System; at the election of the Fund, it shall be entitled to be subrogated for the Bank in any claim against the Book-Entry System or any other person which the Bank or its agent may have as a consequence of any such loss or damage if and to the extent that the Fund has not been made whole for any loss or damage.

            6.4. Use of a Depository. Provided the Bank has received a certified copy of a resolution o the Board specifically approving deposits in a Depository and the Bank has not received an Officer's Certificate indicating that the Board has withdrawn its approval:

            (a) The Bank may use a Depository to hold, receive, exchange, release, lend, deliver and otherwise deal with Portfolio Securities including stock dividends, rights and other items of like nature, and to receive and remit to the Bank on behalf of the Fund all income and other payments thereon and to take all steps necessary and proper in connection with the collection thereof.

            (b) Registration of Portfolio Securities may be made in the name of any nominee or nominees used by such Depository.

            (c) Payment for Portfolio Securities purchased and sold may be made through the clearing medium employed by such Depository for transactions of participants acting through it. Upon any purchase of Portfolio Securities, payment will be made only upon delivery of the Portfolio Securities to or for the account of the Fund and the Fund shall pay cash collateral against the return of Portfolio Securities loaned by the Fund only upon delivery of the Securities to or for the account of the Fund; and upon any sale of Portfolio Securities, delivery of the Securities will be made only against payment thereof or, in the event Portfolio Securities are loaned, delivery of Securities will be made only against receipt of the initial cash collateral to or for the account of the Fund.

            (d) The Bank shall be liable to the Fund for any loss or damage to the Fund resulting from use of a Depository by reason of any gross negligence, wilful misfeasance or bad faith of the Bank or its employees or from any reckless disregard by the Bank of its duty to use its best efforts to enforce such rights as it may have against a Depository. In this connection, the Bank shall use its best efforts to ensure that:

                  (i) The Depository obtains replacement of any certificated
            Portfolio Security deposited with it in the event such Security is lost, destroyed, wrongfully taken or otherwise not available to be returned to the Bank upon its request;

                  (ii) Any proxy materials received by a Depository with respect to Portfolio Securities deposited with such Depository are forwarded immediately to the Bank for prompt transmittal to the Fund;

                  (iii) Such Depository immediately forwards to the Bank
            confirmation of any purchase or sale of Portfolio Securities and of the appropriate book entry made by such Depository to the Fund's account;

                  (iv) Such Depository prepares and delivers to the Bank such records with respect to the performance of the Bank's obligations and duties hereunder as may be necessary for the Fund to comply with the recordkeeping requirements of Section 31(a) of the Act and Rule 31a thereunder; and

                  (v) Such Depository delivers to the Bank and the Fund all
            internal accounting control reports, whether or not audited by an independent public accountant, as well as such other reports as the Fund may reasonably request in order to verify the Portfolio Securities held by such Depository.

            6.5. Use of Book-Entry System for Commercial Paper. Provided the Bank has received a certified copy of a resolution of the Board specifically approving participation in a system maintained by the Bank for the holding of commercial paper in book-entry form ("Book Entry Paper") and the Bank has not received an Officer's Certificate withdrawing such approval, upon receipt of Proper Instructions and upon receipt of confirmation from an Issuer (as defined below) that the Fund has purchased such Issuer's Book Entry Paper, the Bank shall issue and hold in book-entry form, on behalf of the Fund, commercial paper issued by issuers with whom the Bank has entered into a book-entry agreement (the "Issuers"). In maintaining its Book Entry Paper System, the Bank agrees that:

            (a) the Bank will maintain all Book Entry Paper held by the Fund in an account of the Bank that includes only assets held by it for customers;

            (b) the records of the Bank with respect to the Fund's purchase of Book Entry Paper through the Bank will identify, by book entry, Commercial Paper belonging to the Fund which is included in the Book Entry Paper System and shall at all times during the regular business hours of the Bank be open for inspection by duly authorized officers, employees or agents of the Fund.

            (c) The Bank shall pay for Book Entry Paper purchased for the account of the Fund upon contemporaneous (i) receipt of advice from the Issuer that such sale of Book Entry Paper has been effected, and (ii) the making of an entry on the records of the Bank to reflect such payment and transfer for the account of the Fund.

            (d) The Bank shall cancel such Book Entry Paper obligation upon the maturity thereof upon contemporaneous (i) receipt of advice that payment for such Book Entry Paper has been transferred to the Fund, and (ii) the making of an entry on the records of the Bank to reflect such payment for the account of the Fund.

            (e) the Bank shall transmit to the Fund a transaction journal confirming each transaction in Book Entry Paper for the account of the Fund on the next business day following the transaction; and

            (f) the Bank will send to the Fund such reports on its system of internal accounting control with respect to the Book Entry Paper System as the Fund may reasonably request from time to time.

            6.6. Use of Immobilization Programs. Provided the Bank has received a certified copy of a resolution of the Board specifically approving the maintenance of Portfolio Securities in an immobilization program operated by a bank which meets the requirements of Section 26(a)(1) of the Act, and the Bank has not received an Officer's Certificate indicating that the Board has withdrawn its approval, the Bank shall enter into such immobilization program with such bank acting as a subcustodian hereunder.

            6.7. Eurodollar CDs. Any Portfolio Securities which are Eurodollar CDs may be physically held by the European branch of the U.S. banking institution that is the issuer of such Eurodollar CD (a "European Branch"), provided that such Securities are identified on the books of the Bank as belonging to the Fund and that the books of the Bank identify the European Branch holding such Securities. Notwithstanding any other provision of this Agreement to the contrary, except as stated in the first sentence of this subsection 6.7, the Bank shall be under no other duty with respect to such Eurodollar CDs belonging to the Fund, and shall have no liability to the Fund or its shareholders with respect to the actions, inactions, whether negligent or otherwise of such European Branch in connection with such Eurodollar CDs, except for any loss or damage to the Fund resulting from the Bank's own gross negligence, wilful misfeasance or bad faith in the performance of its duties hereunder.

            6.8. Options and Futures Transactions.

            (a) Puts and Calls Traded on Securities Exchanges, NASDAQ or Over-the-Counter.

                  1. The Bank shall take action as to put options ("puts") and call options ("calls") purchased or sold (written) by the Fund regarding escrow or other arrangements in accordance with the provisions of any agreement entered into upon receipt of Proper Instructions between the Bank, any broker-dealer registered under the Securities Exchange Act of 1934 and a member of the National Association of Securities Dealers, Inc. (the "NASD"), and, if necessary, the Fund relating to the compliance with the rules of the Options Clearing Corporation and of any registered national securities exchange, or of any similar organization or organizations.

                  2. Unless another agreement requires it to do so, the Bank shall be under no duty or obligation to see that the Fund has deposited or is maintaining adequate margin, if required, with any broker in connection with any option, nor shall the Bank be under duty or obligation to present such option to the broker for exercise unless it receives Proper Instructions from the Fund. The Bank shall have no responsibility for the legality of any put or call purchased or sold on behalf of the Fund, the propriety of any such purchase or sale, or the adequacy of any collateral delivered to a broker in connection with an option or deposited to or withdrawn from a Segregated Account (as defined in subsection 6.9 below). The Bank specifically, but not by way of limitation, shall not be under any duty or obligation to: (i) periodically check or notify the Fund that the amount of such collateral held by a broker or held in a Segregated Account is sufficient to protect such broker of the Fund against any loss; (ii) effect the return of any collateral delivered to a broker; or (iii) advise the Fund that any option it holds, has or is about to expire. Such duties or obligations shall be the sole responsibility of the Fund.

            (b) Puts, Calls and Futures Traded on Commodities Exchanges.

                  1. The Bank shall take action as to puts, calls and futures contracts ("Futures") purchased or sold by the Fund in accordance with the provisions of any agreement among the Fund, the Bank and a Futures Commission Merchant registered under the Commodity Exchange Act, relating to compliance with the rules of the Commodity Futures Trading Commission and/or any Contract Market, or any similar organization or organizations, regarding account deposits in connection with transactions by the Fund.

                  2. The responsibilities and liabilities of the Bank as to
            Futures, puts and calls traded on commodities exchanges, any Futures Commission Merchant account and the Segregated Account shall be limited as set forth in subparagraph (a)(2) of this Section 6.8 as if such subparagraph referred to Futures Commission Merchants rather than brokers, and Futures and puts and calls thereon instead of options.

            6.9. Segregated Account. The Bank shall upon receipt of Proper Instructions establish and maintain a Segregated Account or Accounts for and on behalf of the Fund, into which Account or Accounts may be transferred upon receipt of Proper Instructions cash and/or Portfolio Securities:

            (a) in accordance with the provisions of any agreement among the Fund, the Bank and a broker-dealer registered under the Exchange Act and a member of the NASD or any Futures Commission Merchant registered under the Commodity Exchange Act, relating to compliance with the rules of the Options Clearing Corporation and of any registered national securities exchange or the Commodity Futures Trading Commission or any registered Contract Market, or of any similar organization or organizations regarding escrow or other arrangements in connection with transactions by the Fund;

            (b) for the purpose of segregating cash or Portfolio Securities in connection with options purchased, or written by the Fund or commodity futures purchased or written by the Fund;

            (c) for the deposit of liquid assets, such as cash, U.S. Government securities or other high grade debt obligations, having a market value (marked to the market on a daily basis) at all times equal to not less than the aggregate purchase price due on the settlement dates of all the Fund's then outstanding forward commitment or "when-issued" agreements relating to the purchase of Portfolio Securities and all the Fund's then outstanding commitments under reverse repurchase agreements entered into with broker-dealer firms;

            (d) for the deposit of any Portfolio Securities which the Fund has agreed to sell on a forward commitment basis, all in accordance with Investment Company Act Release No. 10666;

            (e) for the purposes of compliance by the Fund with the procedures required by Investment Company Act Release No. 10666, or any subsequent release or releases of the Securities and Exchange Commission relating to the maintenance of Segregated Accounts by registered investment companies;

            (f) for other proper corporate purposes, but only, in the case of the clause (f), upon receipt of, in addition to Proper Instructions, a certified copy of a resolution of the Board, or of the Executive Committee signed by an officer of the Fund and certified by the Secretary or an Assistant Secretary, setting forth the purpose or purposes of such Segregated Account and declaring such purposes to be proper corporate purposes.

            (g) Assets may be withdrawn from the Segregated Account pursuant to Proper Instructions only

                  (i) in accordance with the provisions of any agreements
            referenced in (a) or (b) above;

                  (ii) for sale or delivery to meet the Fund's obligations under outstanding firm commitment or when-issued agreements for the purchase of Portfolio Securities and under reverse repurchase agreements;

                  (iii) for exchange for other liquid assets of equal or greater value deposited in the Segregated Account;

                  (iv) to the extent that the Fund's outstanding forward
            commitment or when-issued agreements for the purchase of portfolio securities or reverse repurchase agreements are sold to other parties or the Fund's obligations thereunder are met from assets of the Fund other than those in the Segregated Account; or

                  (v) for delivery upon settlement of a forward commitment
            agreement for the sale of Portfolio Securities.

            6.10. Interest Bearing Call or Time Deposits. The Bank shall, upon receipt of Proper Instructions relating to the purchase by the Fund of interest bearing fixed term and call deposits, transfer cash, by wire or otherwise, in such amounts and to such bank or banks as shall be indicated in such Proper Instructions. The Bank shall include in its records with respect to the assets of the Fund appropriate notation as to the amount of each such deposit, the banking institution with which such deposit is made (the "Deposit Bank"), and shall retain such forms of advice or receipt evidencing the deposit, if any, as may be forwarded to the Bank by the Deposit Bank. Such deposits shall be deemed Portfolio Securities of the Fund and the responsibility of the Bank therefore shall be the same as and no greater than the Bank's responsibility in respect of other Portfolio Securities of the Fund.

            6.11. Transfer of Securities. The Bank will transfer, exchange, deliver or release Portfolio Securities held by it hereunder, insofar as such Securities are available for such purpose, provided that before making any transfer, exchange, delivery or release under this Section the Bank will receive Proper Instructions requesting such transfer, exchange or delivery stating that it is for a purpose permitted under the terms of this Section 6.11, specifying the applicable subsection, or describing the purpose of the transaction with sufficient particularity to permit the Bank to ascertain the applicable subsection, only

            (a) upon sales of Portfolio Securities for the account of the Fund, against contemporaneous receipt by the Bank of payment therefor in full, each such payment to be in the amount of the sale price shown in Proper Instructions received by the Bank before such payment is made;

            (b) in exchange for or upon conversion into other securities alone or other securities and cash pursuant to any plan of merger, consolidation, reorganization, share split-up, change in par value, recapitalization or readjustment or otherwise, upon exercise of subscription, purchase or sale or other similar rights represented by such Portfolio Securities, or for the purpose of tendering shares in the event of a tender offer therefor, provided however that in the event of an offer of exchange, tender offer, or other exercise of rights requiring the physical tender or delivery of Portfolio Securities, the Bank shall have no liability for failure to so tender in a timely manner unless such Proper Instructions are received by the Bank at least two business days prior to the date required for tender, and unless the Bank (or its agent or subcustodian hereunder) has actual possession of such Portfolio Security at least two business days prior to the date of tender;

            (c) upon conversion of Portfolio Securities pursuant to their terms into other securities;

            (d) in the case of option contracts owned by the Fund, for presentation to the endorsing broker;

            (e) when such Portfolio Securities are called, redeemed or retired or otherwise become payable;

            (f) for the purpose of effectuating the pledge of Portfolio Securities held by the Bank in order to collateralize loans made to the Fund by any bank, including the Bank; provided, however, that such Portfolio Securities will be released only upon payment to the Bank for the account of the Fund of the moneys borrowed, except that in cases where additional collateral is required to secure a borrowing already made, and such fact is made to appear in the Proper instructions, further Portfolio Securities may be released for that purpose without any such payment. In the event that any such pledged Portfolio Securities are held by the Bank, they will be so held for the account of the lender, and after notice to the Fund from the lender in accordance with the normal procedures of the lender, that an event of deficiency or default on the loan has occurred, the Bank may deliver such pledged Portfolio Securities to or for the account of the lender;

            (g) for the purpose of releasing certificates representing Portfolio Securities, against contemporaneous receipt by the Bank of the fair market value of such security, as set forth in Proper Instructions received by the Bank before such payment is made;

            (h) for the purpose of delivering Portfolio Securities lent by the Fund to a bank or broker dealer, but only against receipt in accordance with street delivery custom except as otherwise provided herein, of adequate collateral as agreed upon from time to time by the Fund and the Bank, and upon receipt of payment in connection with any repurchase agreement relating to such Portfolio Securities entered into by the Fund;

            (i) for other authorized transactions of the Fund or for other proper corporate purposes; provided that before making such transfer, the Bank will also receive a certified copy of resolutions of the Board, signed by an authorized officer of the Fund (other than the officer certifying such resolution) and certified by its Secretary or Assistant Secretary, specifying the Portfolio Securities to be delivered, setting forth the transaction in or purpose for which such delivery is to be made, declaring such transaction to be an authorized transaction of the Fund or such purpose to be a proper corporate purpose, and naming the person or persons to whom delivery of such Portfolio Securities shall be made; and

            (j) upon termination of this Agreement as hereinafter set forth pursuant to Section 7 and Section 13 of this Agreement.

      As to any deliveries made by the Bank pursuant to subsections (a), (b),
(c), (d), (e), (f), (g) and (h) Portfolio Securities or cash receivable in exchange therefor shall be delivered to the Bank.

      7. Merger, Dissolution, etc. of Fund. In the case of the following transactions, not in the ordinary course of business, namely, the merger of the Fund into or the consolidation of the Fund with another investment company, the sale by the Fund of all, or substantially all, of its assets to another investment company, or the liquidation or dissolution of the Fund and distribution of its assets, the Bank will deliver the Portfolio Securities held by it under this Agreement and disburse cash only upon the order of the Fund set forth in an Officers' Certificate, accompanied by a certified copy of a resolution of the Board authorizing any of the foregoing transactions. Upon completion of such delivery and disbursement and the payment of the fees, disbursements and expenses of the Bank, this Agreement will terminate.

      8. Actions of Bank Without Prior Authorization. Notwithstanding anything herein to the contrary, unless and until the Bank receives an Officers' Certificate to the contrary, it will without prior authorization or instruction of the Fund or the transfer agent:

            8.1. Endorse for collection and collect on behalf of and in the name of the Fund all checks, drafts, or other negotiable or transferable instruments or other orders for the payment of money received by it for the account of the Fund and hold for the account of the Fund all income, dividends, interest and other payments or distribution of cash with respect to the Portfolio Securities held thereunder;

            8.2. Present for payment all coupons and other income items held by it for the account of the Fund which call for payment upon presentation and hold the cash received by it upon such payment for the account of the Fund;

            8.3. Receive and hold for the account of the Fund all Securities received as a distribution on Portfolio Securities as a result of a stock dividend, share split-up, reorganization, recapitalization, merger, consolidation, readjustment, distribution of rights and similar Securities issued with respect to any Portfolio Securities held by it hereunder.

            8.4. Execute as agent on behalf of the Fund all necessary ownership and other certificates and affidavits required by the Internal Revenue Code or the regulations of the Treasury Department issued thereunder, or by the laws of any state, now or hereafter in effect, inserting the Fund's name on such certificates as the owner of the Portfolio Securities covered thereby, to the extent it may lawfully do so and as may be required to obtain payment in respect thereof. The Bank will execute and deliver such certificates in connection with Portfolio Securities delivered to it or by it under this Agreement as may be required under the provisions of the Internal Revenue Code and any Regulations of the Treasury Department issued thereunder, or under the laws of any State;

            8.5. Present for payment all Portfolio Securities which are called, redeemed, retired or otherwise become payable, and hold cash received by it upon payment for the account of the Fund; and

            8.6. Exchange interim receipts or temporary Portfolio Securities for definitive Portfolio Securities.

      9. Collection; Defaults. The Bank will use all reasonable effort to collect any funds which may to its knowledge become collectible arising from Portfolio Securities, including dividends, interest and other income, and to transmit to the Fund notice actually received by it of any call for redemption, offer of exchange, right of subscription, reorganization or other proceedings affecting such Securities.

      If Portfolio Securities upon which such income is payable are in default or payment is refused after due demand or presentation, the Bank will notify the Fund in writing of any default or refusal to pay within two business days from the day on which it receives knowledge of such default or refusal. In addition, the Bank will send the Fund a written report once each, month showing any income on any Portfolio Security held by it which is more than ten days overdue on the date of such report and which has not previously been reported.

      10. Maintenance of Records: Accounting Services. The Bank will maintain records with respect to transactions for which the Bank is responsible pursuant to the terms and conditions of this Agreement, and in compliance with the applicable rules and regulations of the Act and will furnish the Fund daily with a statement of condition of the Fund. The Bank will furnish to the Fund at the end of every month, and at the close of each quarter of the Fund's fiscal year, a list of the Portfolio Securities and the aggregate amount of cash held by it for the Fund. The books and records of the Bank pertaining to its actions under this Agreement and reports by the Bank or its independent accountants concerning its accounting system, procedures for safeguarding Portfolio Securities and internal accounting controls will be open to inspection and audit at reasonable times by officers of or auditors employed by the Fund and will be preserved by the Bank in the manner and in accordance with the applicable rules and regulations under the Act.

      The Bank shall keep the books of account and render statements or copies from time to time as reasonably requested by the Treasurer or any executive officer of the Fund.

      The Bank shall assist generally in the preparation of reports to shareholders and others, audits of accounts, and other ministerial matters of like nature.

      11. Fund Evaluation. The Bank shall compute and, unless otherwise directed by the Board, determine as of the close of business on the New York Stock Exchange ("NYSE") on the last day of each week on which said Exchange is open for unrestricted trading and as of such other days and hours, if any, as may be authorized by the Board, the net asset value of a share of capital stock of the Fund, such determination to be made in accordance with the provisions of the Articles and By-laws of the Fund and Prospectus and Statement of Additional Information relating to the Fund, as they may from time to time be amended, and any applicable resolutions of the Board at the time in force and applicable; and promptly to notify the Fund, the NYSE, and the National Association of Securities Dealers ("NASD") or such other persons as the Fund may request of the results of such computation and determination. In computing the net asset value hereunder, the Bank may rely in good faith upon information furnished to it by any Authorized Person in respect of (i) the manner of accrual of the liabilities of the Fund and in respect of liabilities of the Fund not appearing on its books of account kept by the Bank, (ii) reserves, if any, authorized by the Board or that no such reserves have been authorized, (iii) the source of the quotations to be used in computing the net asset value, and (iv) the value to be assigned to any security for which no price quotations are available, and the Bank shall not be responsible for any loss occasioned by such reliance or for any good faith reliance on any quotations received from a source pursuant to
(iii) above.

      12. Concerning the Bank.

            12.1. Performance of Duties; Standard of Care. In performing its duties hereunder and any other duties listed on any Schedule hereto, if any, the Bank will be entitled to receive and act upon the advice of independent counsel of its own selection, which may be counsel for the Fund, and will he without liability for any action taken or thing done or omitted to be done in accordance with this Agreement in good faith in conformity with such advice. In the performance of its duties hereunder, the Bank will be protected and not be liable, and will be indemnified and saved harmless for any action taken or omitted to be taken by it in good faith reliance upon the terms of this Agreement, any Officers' Certificate, Proper Instructions, resolution of the Board, telegram, notice, request, certificate or other instrument reasonably believed by the flank to be genuine and for any other loss to the Fund except in the case of its gross negligence, wilful misfeasance or bad faith in the performance of its duties or reckless disregard of its obligations and duties hereunder.

            The Bank will be under no duty or obligation to inquire into and will not be liable for:

            (a) the validity of the issue of any Portfolio Securities purchased by or for the Fund, the legality of the purchases thereof or the propriety of the price incurred therefor;

            (b) the legality of any sale of any Portfolio Securities by or for the Fund or the propriety of the amount for which the same are sold;

            (c) the legality of an issue or sale of any common shares of the Fund or the sufficiency of the amount to be received therefor;

            (d) the legality of the repurchase of any common shares of the Fund or the propriety of the amount to be paid therefor;

            (e) the legality of the declaration of any dividend by the Fund or the legality of the distribution of any Portfolio Securities as payment in kind of such dividend; or

            (f) any property or moneys of the Fund unless and until received by it, and any such property or moneys delivered or paid by it pursuant to the terms hereof.

      Moreover, the Bank will not be under any duty or obligation to ascertain whether any Portfolio Securities at any time delivered to or held by it for the account of the Fund are such as may properly be held by the Fund under the provisions of its Articles, By-laws, any federal or state statutes or any rule or regulation of any governmental agency.

      Notwithstanding anything in this Agreement to the contrary, in no event shall the Bank be liable hereunder or to any third party:

            (a) for any losses or damages of any kind resulting from acts of God, earthquakes, fires, floods, storms or other disturbances of nature, epidemics, strikes, riots, nationalization, expropriation, currency restrictions, acts of war, civil war or terrorism, insurrection, nuclear fusion, fission or radiation, the interruption, loss or malfunction of utilities, transportation, or computers (hardware or software). and computer facilities, the unavailability of energy sources and other similar happenings or events except as results from the Bank's own gross negligence; or

            (b) for special, punitive or consequential damages arising from the provision of services hereunder, even if the Bank has been advised of the possibility of such damages.

            12.2. Agents and Subcustodians. The Bank may employ agents in the performance of its duties hereunder and shall be responsible for the acts and omissions of such agents as if performed by the Bank hereunder.

      Upon receipt of Proper Instructions, the Bank may employ subcustodians with respect to domestic Portfolio Securities, provided that any such subcustodian meets at least the minimum qualifications required by Section 17(f)(1) of the Act to act as a custodian of the Fund's assets. Provided the Bank has received a certified copy of a resolution of the Board specifically approving the appointment of an Eligible Foreign Custodian and the depositing of Portfolio Securities which are Foreign Securities therewith and the Bank has not received an Officer's Certificate indicating that such approval has been withdrawn, the Bank may deposit such Foreign Securities and cash with such Eligible Foreign Custodian, as a subcustodian hereunder, in accordance with Schedule A hereto. The Bank shall have the same liability to the Fund on account of any actions or omissions of any sub-custodian so employed as any such sub-custodian has to the Bank. The Fund shall indemnify the Bank and hold it harmless from and against any and all actions, suits and claims, arising directly or indirectly out of the performance of any subcustodian. Upon request of the Bank, the Fund shall assume the entire defense of any action, suit, or claim subject to the foregoing indemnity. The Fund shall pay all fees and expenses of any subcustodian.

      The Bank shall use its best efforts to provide the Fund with information described in the "NOTES" to Rule 17f-5 and such other similar information as the Fund may reasonably request to assist its Board of Directors to satisfy their obligation under such Rule. In addition, the Bank shall use its best efforts to provide the Fund with prompt notice of any material change in information previously provided to the Fund pursuant to this Section 12-2 or any material changes in the facts or circumstances upon which such information is based.

            12.3. Insurance. The Bank shall use the same care with respect to the safekeeping of Portfolio Securities and cash of the Fund held by it as it uses in respect of its own similar property but it need not maintain any special insurance for the benefit of the Fund.

            12.4. Fees and Expenses of Bank. The Fund will pay or reimburse the Bank from time to time for any transfer taxes payable upon transfer of Portfolio Securities made hereunder, and for all necessary proper disbursements, expenses and charges made or incurred by the Bank in the performance of this Agreement (including any duties listed on any Schedule hereto, if any) including any indemnities for any loss, liabilities or expense to the Bank as provided above. For the services rendered by the Bank hereunder, the Fund will pay to the Bank such compensation or fees at such rate and at such times as shall be agreed upon in writing by the parties from time to time. The Bank will also be entitled to reimbursement by the Fund for all reasonable expenses incurred in conjunction with termination of this Agreement by the Fund.

            12.5. Advances by Bank. The Bank may, in its sole discretion, advance funds on behalf of the Fund to make any payment permitted by this Agreement upon receipt of any proper authorization required by this Agreement for such payments by the Fund. Should such a payment or payments, with advanced funds, result in an overdraft (due to insufficiencies of the Fund's account with the Bank, or for any other reason) this Agreement deems any such overdraft or related indebtedness, a loan made by the Bank to the Fund payable on demand and bearing interest at the current rate charged by the Bank for such loans unless the Fund shall provide the Bank with agreed upon compensating balances. The Fund agrees that the Bank shall have a continuing lien and security interest to the extent of any overdraft or indebtedness, in and to any property at any time held by it for the Fund's benefit or in which the Fund has an interest and which is then in the Bank's possession or control (or in the possession or control of any third party acting on the Bank's behalf). The Fund authorizes the Bank, in its sole discretion, at any time to charge any overdraft or indebtedness, together with interest due thereon against any balance of account standing to the credit of the Fund on the Bank's books.

      13. Termination.

            13.1. This Agreement may be terminated at any time without penalty upon sixty days written notice delivered by either party to the other by means of registered mail, and upon the expiration of such sixty days this Agreement will terminate; provided, however, that the effective date of such termination may be postponed to a date not more than ninety days from the date of delivery of such notice (i) by the Bank in order to prepare for the transfer by the Bank of all of the assets of the Fund held hereunder, and (ii) by the Fund in order to give the Fund an opportunity to make suitable arrangements for a successor custodian. At any time after the termination of this Agreement, the Fund will, at its request, have access to the records of the Bank relating to the performance of its duties as custodian.

            13.2. In the event of the termination of this Agreement, the Bank will immediately upon receipt or transmittal, as the case may be, of notice of termination, commence and prosecute diligently to completion the transfer of all cash and the delivery of all Portfolio Securities duly endorsed and all records maintained under Section 11 to the successor custodian when appointed by the Fund. The obligation of the Bank to deliver and transfer over the assets of the Fund held by it directly to such successor custodian will commence as soon as such successor is appointed and will continue until completed as aforesaid. If the Fund does not select a successor custodian within ninety (90) days from the date of delivery of notice of termination the Bank may, subject to the provisions of subsection (13.3), deliver the Portfolio Securities and cash of the Fund held by the Bank to a bank or trust company of its own selection which meets the requirements of Section 17(f)(1) of the Act and has a reported capital, surplus and undivided profits aggregating not less than $2,000,000, to be held as the property of the Fund under terms similar to those on which they were held by the Bank, whereupon such bank or trust company so selected by the Bank will become the successor custodian of such assets of the Fund with the same effect as though selected by the Board.

            13.3. Prior to the expiration of ninety (90) days after notice of termination has been given, the Fund may furnish the Bank with an order of the Fund advising that a successor custodian cannot be found willing and able to act upon reasonable and customary terms and that there has been submitted to the shareholders of the Fund the question of whether the Fund will be liquidated or will function without a custodian for the assets of the Fund held by the Bank. In that event the Bank will deliver the Portfolio Securities and cash of the Fund held by it, subject as aforesaid, in accordance with one of such alternatives which may be approved by the requisite vote of shareholders, upon receipt by the Bank of a copy of the minutes of the meeting of shareholders at which action was taken, certified by the Fund's Secretary and an opinion of counsel to the Fund in form and content satisfactory to the Bank.

      14. Notices. Any notice or other instrument in writing authorized or required by this Agreement to be given to either party hereto will be sufficiently given if addressed to such party and mailed or delivered to it at its office at the address set forth below; namely:

      (a) In the case of notices sent to the Fund to:

            The Herzfeld Caribbean Basin Fund, Inc.
            Thomas J. Herzfeld & Co., Inc.
            10750 Southwest 98 Court
            Miami, Florida 33176
            Attention: Cecelia Gondor

      (b) In the case of notices sent to the Bank to:

            Investors Bank & Trust Company
            89 South Street
            Boston, Massachusetts 02111
            Attention: James Keenan

      or at such other place as such party may from time to time designate in writing.

      15. Amendments. This Agreement may not be altered or amended, except by an instrument in writing, executed by both parties, and in the case of the Fund, such alteration or amendment will be authorized and approved by its Board.

      16. Parties. This Agreement will be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that this Agreement will not be assignable by the Fund without the written consent of the Bank or by the Bank without the written consent of the Fund, authorized and approved by its Board; and provided further that termination proceedings pursuant to Section 14 hereof will not be deemed to be an assignment within the meaning of this provision.

      17. Governing Law. This Agreement and all performance hereunder will be governed by the laws of the Commonwealth of Massachusetts.

      18. Use of Name. The Fund shall not use the name of the Bank or any of its affiliates in any prospectus, sales literature or other material relating to the Fund in a manner not approved by the Bank prior thereto in writing; provided, however, that the approval of the Bank shall not be required for any use of its name which merely refers in accurate and factual terms to its appointment hereunder or which is required by the Securities and Exchange Commission or any state securities authority or any other appropriate regulatory, governmental or judicial authority; provided, further, that in no event shall such approval be unreasonably withheld or delayed.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in duplicate and their respective corporate seals to be affixed hereto as of the date first above written by their respective officers thereunto duly authorized.

                                        THE HERZFELD CARIBBEAN BASIN FUND, INC.


                                        By: /s/ Thomas J. Herzfeld
                                            ------------------------------------

ATTEST:

____________________


                                        INVESTORS BANK & TRUST COMPANY


                                        By: /s/ Andrew M. Nesvet
                                            ------------------------------------

ATTEST:

J M Keenan

DATED:_______

                                   SCHEDULE A

INVESTORS BANK AND TRUST
SUBCUSTODIAN RELATIONSHIPS
AUGUST, 1994

                        Meet         Equity                Debt                  Physical
       Country         171-5      Subcustodian         Subcustodian            Subcustodian                    Depository
--------------------   -----   ------------------   ------------------   -----------------------   ---------------------------------
Argentina              Yes     Citibank             Citibank             Citibank Branch           CA
Australia              Yes     NAB                  Euroclear            NAB                       AUSTRACLEAR/RITS
Austria                Yes     Euroclear            Euroclear            Citibank Subsidiary       CESTERECHSCHE
Bangladesh             Yes     Standard Chartered   Standard Chartered   Standard Chartered
Belgium                Yes     Euroclear            Euroclear            General de Banque         CIK, BNB
Brazil                 Yes     Bank of Boston       Bank of Boston       Bank of Boston Branch     BOVESPA-CALISPA
Canada*                Yes     Euroclear            Euroclear            Royal Trust               COS
Chile                  Yes     Bank of Boston       Bank of Boston       Bank of Boston Branch
China-Shanghai         Yes     Standard Chartered   Standard Chartered   Standard Chartered        SECCRC
China-Shanzen          Yes     Standard Chartered   Standard Chartered   Standard Chartered        HONG KONG SHANGHAI BANK,
                                                                                                   CITIBANK,  STD. CHARTERED BANK
Colombia               Yes     Citibank             Citibank             Citibank Subsidiary       BANCE DE LA REPUBLICA
Czech Republic         Yes     Chase                Chase                CSCB                      SCP
Denmark                Yes     Euroclear            Euroclear            Den Danske Bank           VASERDIPAPIRCENTRALEN
Finland                Yes     Euroclear            Euroclear            Kansailis-Osake-Pankki    CSR
France                 Yes     Euroclear            Euroclear            Citibank Subsidiary       SICOVAM, BANQUE DE FRANCE
Germany                Yes     Euroclear            Euroclear            Citibank subsidiary       DKV
Greece                 Yes     Citibank             Citibank             Citibank Branch           CSD
Hong Kong              Yes     Standard Chartered   Standard Chartered   Standard Chartered        CCASS
Hungary                Yes     Citibank             Citibank             Citibank Subsidiary       STOCK EXCHANGE
India                  Yes     Std. Chartered/SBI   Std. Chartered/SBI   Std. Chartered/SBI
Indonesia              Yes     Standard Chartered   Standard Chartered   Standard Chartered
Ireland                Yes     Citibank             Citibank             Citibank Branch           GSO
Israel                 Yes     Chase                Chase                Bank Leumi                STOCK EXCHANGE CLEARING HOUSE
                                                                                                   LTD.
Italy                  Yes     Euroclear            Euroclear            Citibank Branch           MONTI TITOLI, BANK OF ITALY
Japan                  Yes     Euroclear            Standard Chartered   Standard Chartered        JASDEC/BANK OF JAPAN
Jordan                 Yes     Chase                Chase                Arab Bank
Korea                  Yes     Standard Chartered   Standard Chartered   Standard Chartered        KSSC
Luxembourg             Yes     Euroclear            Euroclear            Cedel                     CEDEL
Malaysia               Yes     Euroclear            Standard Chartered   Standard Chartered        MALAYSIAN CENT DEP
Mexico                 Yes     Citibank             Citibank             Citibank Branch           INDEVAL
Netherlands            Yes     Euroclear            Euroclear            Citibank Branch           NEGIGEF, DUTCH CENTRAL BANK
New Zealand            Yes     NAB                  Euroclear            National Nominee Ltd.     AUSTRACLEAR
Norway                 Yes     Euroclear            Euroclear            Christiania Bank          VPS
Pakistan               Yes     Standard Chartered   Standard Chartered   Standard Chartered
Papua New Guinea       Yes     NAB                  Euroclear            NAB                       AUSTRACLEAR
Peru                   Yes     Citibank             Citibank             Citibank Branch           CAVAL
Philippines            Yes     Standard Chartered   Standard Chartered   Standard Chartered
Poland                 Yes     Citibank             Citibank             Citibank Subsidiary       NATL DEP OF SEC, BK OF POLAND
Portugal               Yes     Euroclear            Citibank             Citibank Subsidiary       CENTRAL DE REGISTOE VALORES
Singapore              Yes     Euroclear            Standard Chartered   Standard Chartered        CENTRAL DEPOSITORY PTE
South Africa           Yes     Chase                Chase                Standard Bank of South
                                                                         Africa
Spain                  Yes     Euroclear            Euroclear            Citibank Branch           SCLV
Sri Lanka              Yes     Standard Chartered   Standard Chartered   Standard Chartered        CENTRAL DEPOSITORY SYS
Sweden                 Yes     Euroclear            Euroclear            Skandinaviska             VARDEPAPPERCENTRALEN
Switzerland            Yes     Euroclear            Euroclear            Citibank Subsidiary       SCHETZERSCHEFFECTEN
Taiwan                 Yes     Standard Chartered   Standard Chartered   Standard Chartered        TAIWAN SEC DEPOSITORY
Thailand               Yes     Standard Chartered   Standard Chartered   Standard Chartered        SDC
Turkey                 Yes     Chase/Citibank       Chase/Citibank       Chase/Citibank Branches   VAKIBANK
United Kingdom         Yes     Royal Trust          Royal Trust          Royal Trust               CGOCMO
United Kingdom (ST)*   Yes     n/a                  First Chicago        CGOCMO                    CGOCMO
Uruguay                Yes     Citibank             Citibank             Citibank Branch
Venezuela              Yes     Citibank             Citibank             Citibank Branch

Notes:   * Preferred custodian is euroclear it asset is eligible.
         * Eurobonds of any country settle at Euroclear if eligible.
         * Physical location used only for an ineligible Euroclear asset when the asset type is Euroclear eligible.
         * All 17F-5 Eligible Standard Chartered operations are Branches

                         Thomas J. Herzfe1d & Co., Inc.
                        The Herzfeld Caribbean Basin Fund
                                  Fee Schedule
                                December 30, 1993

      FUND ACCOUNTING (including Calculation of N.A.V.), DOMESTIC CUSTODY,
                       GLOBAL CUSTODY, and TRANSFER AGENCY

A.    Fund Accounting (includes Calculation of N.A.V.) and Domestic Custody

      The funds will be charged either Basis Point Fees or Minimum Fees.

      o The Basis Points are exclusive of transaction costs and out-of-pocket expenses.

                                      Annual Fee
                                  -----------------
First $50 MM of net assets        10.0 Basis Points
Next $50 MM of net assets         2.0 Basis Points
Net assets in excess of $100 MM   1.0 Basis Point

      o There will be a monthly minimum fee for The Herzfeld Caribbean Basin Fund according to the following schedule:

                         Monthly Fee
                         -----------
Month 1-6                   2,000
Months 6-12                 4,000
Every month thereafter      4,500

      o     Custody Transaction Costs

            o  DT~/Fed Book Entry              12
            o  Non-DTC, Boston Settlement      20*
            o  Non-DTC, New York Settlement    35
            o  Non-DTC, New York Maturities    10
            o  Government Paydown            $  5
            o  GNMA Securities                 35
            o  Options                         25
            o  Futures                         18
            o  Incoming/Outgoing Wires          7

      *There is no charge for maturities of these items.

* This fee schedule will be reviewed after an escrow period plus the first six months of the fund's operation.

B.    Global Custody

Country                    Annual Fee     Transaction Costs Per Trade
----------------------   --------------   ---------------------------
U.S.                     2 Basis Points    Standard Trans. Costs (B)
Euroclear                4 Basis Points     $20; 50 (Cross Border)
Argentina                      26                      80
Brazil*                        28                     125
Chile*                         26                      80
Colombia*                      29                     125
Mexico Equities                20                      55
Venezuela*                     23                      55
Barbados**
Belize**
Costa Rica**
Guatemala**
Guyana**
Honduras**
Jamaica**
Netherlands Antilles**
Panama**
Tabago**
Trinidad**

*     Local Exchange and Administration costs are passed through.

** To our knowledge, none of these countries have a bank meeting 17f-5 approval. As soon as a bank in these countries meets 17f-5 approval, we will have a subcustodial agreement in place with that bank.

C.    Institutional and Retail Transfer Agency (Full Service)

      This fee schedule was developed based on the following assumptions:

      o Transfer Agency Services are offered when combined with Custody and Fund Accounting Services.

      The annual fee for the first 300 retail shareholders will be $17,500. For every retail shareholder in excess of 300, the annual fee is the following:

Service                  Annual Fee.
----------------------   -----------
Annual Per Account Fee      $14.00

D.    Out of Pocket Expenses

      o     These charges consist of:

            o Micro Rental                     o Telephone

            o Pricing & Verification Services  o Forms& Supplies

            o Printing, Delivery & Postage     o Support Equipment Rental

            o Travel and Legal fees are        o Initial Offering Certificates
               billed by mutual agreement
                                               o Third Party Audit
            o Legal fees for substantial
               changes to Investors Bank's
               Contracts

E.    Balance Credit

      We allow balance credit against fees (excluding out-of-pocket charges) for collected fund balances arising out of the custody and transfer agency relationships. The monthly earnings allowance is equal to 75% of the 90-day T-bill rate.